Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation	The Bernard Group
Scott Dawson	Diane Bernard
Phone: (858) 535-4217	Phone: (512) 617-6319
E-Mail: sdawson@amcc.com	E-Mail: diane@bernardgroup.com

Wednesday, July 25, 2007

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES

FIRST QUARTER FISCAL 2008 FINANCIAL RESULTS

Selected Q1 Highlights

•	Q1 net revenues of $50.1 million

•	Q1 GAAP net loss of $16.4 million or $(0.06) per share

•	Q1 non-GAAP net loss of $7.3 million or $(0.03) per share

•	Storage revenues grew 5.0% sequentially

•	Announced Titan, the Company’s next generation dual-core processor for embedded applications

•	Introduced new members of the Rubicon family: 10G ENET/OTN/SONET/SDH Mapper and FEC devices

•	Announced that Donald Colvin, CFO of ON Semiconductor, was elected to the board of directors

SUNNYVALE, Calif., —July 25, 2007—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the first quarter of fiscal 2008.

Net revenues for the first quarter of fiscal 2008 were $50.1 million compared to $70.2 million reported in the fourth quarter of fiscal 2007 and $69.7 million reported in the first quarter of fiscal 2007.

The net loss on a generally accepted accounting principles (GAAP) basis for the first quarter of fiscal 2008 was $16.4 million or $(0.06) per share. The first quarter GAAP net loss compares with a net loss of $5.3 million or $(0.02) per share for the fourth quarter of fiscal 2007 and a net loss of $0.8 million or $(0.00) per share for the first quarter of fiscal 2007.

The non-GAAP net loss for the first quarter of fiscal 2008 was $7.3 million or $(0.03) per share, compared to the non-GAAP net income of $2.8 million or $0.01 per share in the fourth quarter of fiscal 2007 and the non-GAAP net income of $8.1 million or $0.03 per share in the first quarter of fiscal 2007.

“The first quarter revenues represent what we believe is the bottom of this correction cycle. With a book-to-bill ratio of 1.15x and firm order patterns continuing into the current quarter, I am confident that we will return to solid revenue growth for the September quarter and optimistic that this will continue for the remainder of this fiscal year,” said Kambiz Hooshmand, president and chief executive officer.

Bob Gargus, chief financial officer commented, “We have already taken the first steps in our initiative to reduce operating expenses. I expect that reductions implemented earlier this month will yield a little less than half the needed reductions and represents a good first step. I anticipate that revenue growth in the second half combined with planned expense reductions will return us to profitability later in the year.”

AMCC reports its financial results in accordance with GAAP and also provides additional financial data that have not been prepared in accordance with GAAP. The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization of purchased intangibles, stock-based compensation charges, payroll tax on certain stock option exercises and expenses related to stock option investigation. Expenses related to stock option investigation consist primarily of fees paid to professional service firms in connection with the Company’s internal investigation of historical stock option grant practices and the resulting restatement of the Company’s financial statements, the investigations by the Securities and Exchange Commission and the U.S. Attorney’s office arising from the internal investigation and the defense of derivative lawsuits arising from the Company’s internal investigation. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to allow investors to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The attached schedule reconciles non-GAAP results and other financial measures reported by the Company with the most directly comparable GAAP financial measures.

For More Information

AMCC management will be holding a conference call today, July 25, 2007, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the first quarter of fiscal 2008 and to provide guidance for the second quarter of fiscal 2008. You may access the conference call via any of the following:

Teleconference:	913-312-1302
Conference ID:	3482534
Web Broadcast:	http://investor.amcc.com/events.cfm
Replay:	719-457-0820 (available through August 1, 2007)

AMCC Overview

AMCC is a global leader in network and embedded PowerPC® processing, optical transport and storage solutions. Our products enable the development of converged IP-based networks offering high-speed secure data, high-definition video and high-quality voice for carrier, metropolitan, access and enterprise applications. AMCC provides networking equipment vendors with industry-leading network and communications processing, Ethernet, SONET and switch fabric solutions. AMCC is also the leading vendor of high-port count SATA RAID controllers enabling low-cost, high-performance, high-capacity storage. AMCC’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.

AMCC is a registered trademark of Applied Micro Circuits Corporation. The PowerPC name and logo are registered trademarks of IBM Corporation and used under license therefrom. All other trademarks are the property of their respective owners.

This news release contains forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including statements regarding future revenues, orders, operating expenses and profitability. These forward- looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

(Unaudited)

	June 30, 2007	March 31, 2007
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$255,873	$284,470
Accounts receivable, net	21,710	32,558
Inventories	34,834	31,286
Other current assets	12,950	14,438

Total current assets	325,367	362,752
Property and equipment, net	26,613	27,150
Goodwill and purchased intangibles	409,376	415,644
Other assets	12,113	10,966

Total assets	$773,469	$816,512

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$18,110	$26,893
Other current liabilities	27,048	28,797

Total current liabilities	45,158	55,690
Stockholders’ equity	728,311	760,822

Total liabilities and stockholders’ equity	$773,469	$816,512

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended
	June 30, 2007	March 31, 2007	June 30, 2006
Net revenues	$50,135	$70,167	$69,679
Cost of revenues	26,498	35,851	31,528

Gross profit	23,637	34,316	38,151
Operating expenses:
Research and development	25,482	24,176	22,839
Selling, general and administrative	16,063	18,008	16,450
Amortization of purchased intangibles	1,345	1,350	1,107
Restructuring charges	(32)	(1,442)	1,247
Option investigation	292	939	550

Total operating expenses	43,150	43,031	42,193

Operating loss	(19,513)	(8,715)	(4,042)
Interest and other income, net	3,076	3,460	3,365

Loss before income taxes	(16,437)	(5,255)	(677)
Income tax expense (benefit)	(17)	75	140

Net loss	$(16,420)	$(5,330)	$(817)

Basic and diluted loss per share:

Loss per share	$(0.06)	$(0.02)	$(0.00)

Shares used in calculating basic and diluted loss per share	281,656	282,472	291,178

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(unaudited)

(in thousands)

	Three months ended
	June 30, 2007	March 31, 2007	June 30, 2006
GAAP net loss	$(16,420)	$(5,330)	$(817)
Adjustments:
Stock-based compensation charges	2,620	2,440	2,511
Amortization of purchased intangibles	6,036	6,200	4,733
Restructuring charges	(32)	(1,442)	1,247
Payroll taxes on certain stock option exercises	2	6	1
Expenses related to stock option investigation	292	939	550
Income tax adjustments	209	(12)	(94)

Total GAAP to Non-GAAP adjustments	9,127	8,131	8,948

Non-GAAP net income (loss)	$(7,293)	$2,801	$8,131

Diluted income (loss) per share	$(0.03)	$0.01	$0.03

Shares used in calculating diluted income (loss) per share	281,656	283,871	292,126

Income (loss) per share:
GAAP income (loss) per share	$(0.06)	$(0.02)	$(0.00)
GAAP to non-GAAP adjustments	0.03	0.03	0.03

Non-GAAP income (loss) per share	$(0.03)	$0.01	$0.03

Reconciliation of shares used in calculating the non-GAAP income per share:
Shares used in calculating the basic and diluted income (loss) per share	281,656	282,472	291,178
Adjustment for dilutive securities	—	1,399	948

Non-GAAP shares used in the EPS calculation	281,656	283,871	292,126

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three months ended
	June 30, 2007	March 31, 2007	June 30, 2006
GROSS PROFIT:
GAAP gross profit	$23,637	$34,316	$38,151
Amortization of purchased intangibles	4,691	4,850	3,626
Stock-based compensation expense	72	153	134

Non-GAAP gross profit	$28,400	$39,319	$41,911

OPERATING EXPENSES:
GAAP operating expenses	$43,150	$43,031	$42,193
Amortization of purchased intangibles	(1,345)	(1,350)	(1,107)
Stock-based compensation expense	(2,548)	(2,287)	(2,377)
Restructuring charges	32	1,442	(1,247)
Payroll taxes on certain stock option exercises	(2)	(6)	(1)
Expenses related to stock option investigation	(292)	(939)	(550)

Non-GAAP operating expenses	$38,995	$39,891	$36,911

INTEREST AND OTHER INCOME, NET
GAAP interest and other income, net	$3,076	$3,460	$3,365
Realized gain on sale of strategic equity investments	—	—	—

Non-GAAP interest and other income, net	$3,076	$3,460	$3,365

INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$(17)	$75	$140
Income tax adjustments	(209)	12	94

Non-GAAP income tax expense (benefit)	$(226)	$87	$234

RESEARCH AND DEVELOPMENT
GAAP research and development	$25,482	$24,176	$22,839
Stock-based compensation expense	(1,055)	(786)	(1,069)
Payroll taxes on certain stock option exercises	(2)	(3)	—

Non-GAAP research and development	$24,425	$23,387	$21,770

SELLING, GENERAL AND ADMINISTRATIVE
GAAP selling, general and administrative	$16,063	$18,008	$16,450
Stock-based compensation expense	(1,493)	(1,501)	(1,308)
Payroll taxes on certain stock option exercises	—	(3)	(1)

Non-GAAP selling, general and administrative	$14,570	$16,504	$15,141

APPLIED MICRO CIRCUITS CORPORATION

CONSOLIDATED STATEMENT OF CASHFLOWS

($ in thousands)

(unaudited)

	Three Months ended June 30,
	2007	2006
Operating activities:
Net loss	$(16,420)	$(817)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities
Depreciation and amortization	1,633	2,473
Amortization of purchased intangibles	6,036	4,733
Stock-based compensation expense :
Stock options	2,339	2,499
Restricted stock units	281	12
Non-cash restructuring charges (benefit)	(32)	558
Net gain on disposal of property	(6)	—
Changes in operating assets and liabilities:
Accounts receivable	10,848	(4,779)
Inventories	(3,548)	(1,392)
Other assets	341	(1,379)
Accounts payable	(8,783)	4,073
Accrued payroll and other accrued liabilities	(1,770)	276
Deferred revenue	53	63

Net cash provided by (used for) operating activities	(9,028)	6,320

Investing activities:
Proceeds from sales and maturities of short-term investments	118,105	137,354
Purchases of short-term investments	(112,237)	(99,747)
Purchase of property, equipment and other assets	(1,097)	(1,736)
Proceeds from sale of property, equipment and other assets	7	—
Reduction of purchase price from prior acquisition	232	—

Net cash provided by investing activities	5,010	35,871

Financing activities:
Proceeds from issuance of common stock	599	239
Open market repurchases of Company stock	(9,138)	(20,137)
Funding of structured stock repurchase agreements	(10,000)	—
Funds received from structured stock repurchase agreements including gains	—	17,379
Other	(172)	(89)

Net cash used for financing activities	(18,711)	(2,608)

Net increase (decrease) in cash and cash equivalents	(22,729)	39,583
Cash and cash equivalents at beginning of year	51,595	49,125

Cash and cash equivalents at end of year	$28,866	$88,708

Supplementary cash flow disclosure:
Cash paid for:
Interest	$3	$—
Income taxes	$171	$210